CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

David R. Odenath, President and Trustee, and Kaprel Ozsolak, Chief Financial Officer, of Legg Mason Global Asset Management Trust – Legg Mason Manager Select Large Cap Value Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Chief Financial Officer and Treasurer
Legg Mason Global Asset Management Trust –	Legg Mason Global Asset Management Trust –
Legg Mason Manager Select	Legg Mason Manager Select
Large Cap Value Fund	Large Cap Value Fund

/s/ David R. Odenath	/s/ Kaprel Ozsolak
David R. Odenath	Kaprel Ozsolak
Date: November 19, 2010	Date: November 19, 2010

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.